Exhibit 99.1
APPLIED MATERIALS DELIVERS RECORD QUARTERLY AND ANNUAL REVENUE
AND EARNINGS PER SHARE

•	Applied delivers record annual EPS of $1.54, up 38 percent year over year, and non-GAAP EPS of $1.75, up 47 percent year over year

•	Semiconductor Systems segment achieves highest quarterly and annual revenue in 15 years

•	Applied Global Services generates record quarterly and annual orders and revenue

•	Display and Adjacent Markets delivers record quarterly and annual revenue

SANTA CLARA, Calif., November 17, 2016 - Applied Materials, Inc. (NASDAQ:AMAT) today reported results for its fourth quarter and fiscal year ended October 30, 2016.
Fourth quarter new orders were $3.03 billion, up 25 percent year over year. Backlog of $4.58 billion was up 46 percent year over year. Net sales of $3.30 billion were up 39 percent year over year.
The company recorded fourth quarter gross margin of 42.4 percent, operating margin of 23.6 percent, and diluted earnings per share (EPS) of $0.56. On a non-GAAP adjusted basis, fourth quarter gross margin increased 1.5 points year over year to 43.7 percent, operating margin grew 5.9 points year over year to 25.2 percent, and diluted EPS grew by 128 percent year over year to $0.66.
The company generated $797 million in cash from operations and returned $279 million to shareholders through stock repurchases and cash dividends.
Full Year Results
In fiscal 2016, new orders grew 23 percent to $12.42 billion and net sales increased 12 percent to $10.83 billion. The company recorded gross margin of 41.7 percent, operating income of $2.15 billion or 19.9 percent of net sales, and diluted EPS of $1.54. On a non-GAAP adjusted basis, gross margin increased 300 basis points to 43.2 percent, operating income increased 24 percent to $2.35 billion or 21.7 percent of net sales, and diluted EPS increased 47 percent to $1.75.
The company generated $2.47 billion in cash from operations, paid dividends of $444 million and used $1.89 billion to repurchase 96 million shares of common stock at an average price of $19.82.
“In fiscal 2016, we grew orders, revenue, and earnings to the highest levels in the company’s history, and made significant progress towards our longer-term strategic and financial goals,” said Gary Dickerson, President and CEO. “We’ve focused our organization and investments to deliver highly differentiated solutions that enable customers to build new devices and structures that were never possible before.”
“As we look to 2017 and beyond, we see sustainable growth as new demand drivers layer on top of our traditional end markets in computing, mobility and consumer electronics,” said Bob Halliday, Senior Vice President and CFO.  “The industries we serve are bigger and more attractive, our opportunity set is larger, our customer relationships are stronger, and we’re excited about our new product pipeline.”

Applied Materials, Inc.

Quarterly Results Summary

				Change
	Q4 FY2016	Q3 FY2016	Q4 FY2015	Q4 FY2016 vs. Q3 FY2016	Q4 FY2016 vs. Q4 FY2015
	(In millions, except per share amounts and percentages)
New orders	$3,032	$3,658	$2,424	(17%)	25%
Net sales	$3,297	$2,821	$2,368	17%	39%
Gross margin	42.4%	42.3%	40.5%	0.1 points	1.9 points
Operating margin	23.6%	21.1%	17.9%	2.5 points	5.7 points
Net income	$610	$505	$336	21%	82%
Diluted earnings per share (EPS)	$0.56	$0.46	$0.28	22%	100%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	43.7%	43.7%	42.2%	—	1.5 points
Non-GAAP adjusted operating margin	25.2%	22.8%	19.3%	2.4 points	5.9 points
Non-GAAP adjusted net income	$722	$550	$347	31%	108%
Non-GAAP adjusted diluted EPS	$0.66	$0.50	$0.29	32%	128%
A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Business Outlook
In the first quarter of fiscal 2017, Applied expects net sales to be in the range of $3.20 billion to $3.34 billion; the midpoint of the range would be an increase of approximately 45 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.62 to $0.70; the midpoint of the range would be an increase of approximately 154 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Fourth Quarter and Fiscal Year Reportable Segment Information

Semiconductor Systems	Q4 FY2016	Q3 FY2016	Q4 FY2015	FY2016	FY2015
	(In millions, except percentages)
New orders	$1,833	$2,215	$1,444	$7,289	$6,581
Foundry	64%	57%	35%	46%	34%
DRAM	10%	14%	21%	16%	25%
Flash	16%	15%	31%	26%	28%
Logic and other	10%	14%	13%	12%	13%
Net sales	2,127	1,786	1,494	6,873	6,135
Operating income	667	511	318	1,807	1,410
Operating margin	31.4%	28.6%	21.3%	26.3%	23.0%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$713	$556	$365	$1,991	$1,588
Non-GAAP adjusted operating margin	33.5%	31.1%	24.4%	29.0%	25.9%

Applied Materials, Inc.

Applied Global Services	Q4 FY2016	Q3 FY2016	Q4 FY2015	FY2016	FY2015
	(In millions, except percentages)
New orders	$794	$590	$743	$2,775	$2,582
Net sales	693	657	611	2,589	2,447
Operating income	193	175	160	682	630
Operating margin	27.8%	26.6%	26.2%	26.3%	25.7%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$193	$176	$159	$683	$633
Non-GAAP adjusted operating margin	27.8%	26.8%	26.0%	26.4%	25.9%

Display and Adjacent Markets	Q4 FY2016	Q3 FY2016	Q4 FY2015	FY2016	FY2015
	(In millions, except percentages)
New orders	$387	$803	$219	$2,160	$828
Net sales	452	313	235	1,206	944
Operating income	103	63	28	245	191
Operating margin	22.8%	20.1%	11.9%	20.3%	20.2%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$103	$63	$28	$245	$194
Non-GAAP adjusted operating margin	22.8%	20.1%	11.9%	20.3%	20.6%

Backlog Information
Applied's backlog decreased 7 percent from the prior quarter to $4.58 billion and included negative adjustments of $106 million, primarily due to changes in expected timing of shipments and other adjustments, partially offset by favorable foreign currency impacts. Backlog composition by reportable segment was as follows:

Semiconductor Systems	45%
Applied Global Services	19%
Display and Adjacent Markets	34%
Corporate and Other	2%

Applied Materials, Inc.

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted to exclude the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; income tax items and certain other discrete adjustments. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.
Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, technology transitions, our business and financial performance and market share positions, our development of new products and technologies, our business outlook for the first quarter of fiscal 2017, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Applied Materials, Inc.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	October 30, 2016	July 31, 2016	October 25, 2015	October 30, 2016	October 25, 2015
Net sales	$3,297	$2,821	$2,368	$10,825	$9,659
Cost of products sold	1,898	1,629	1,409	6,314	5,707
Gross profit	1,399	1,192	959	4,511	3,952
Operating expenses:
Research, development and engineering	394	386	363	1,540	1,451
Marketing and selling	114	107	96	429	428
General and administrative	114	103	77	390	469
Gain on derivatives associated with terminated business combination	—	—	—	—	(89)
Total operating expenses	622	596	536	2,359	2,259
Income from operations	777	596	423	2,152	1,693
Interest expense	38	38	32	155	103
Interest income and other income, net	1	6	6	16	8
Income before income taxes	740	564	397	2,013	1,598
Provision for income taxes	130	59	61	292	221
Net income	$610	$505	$336	$1,721	$1,377
Earnings per share:
Basic	$0.56	$0.47	$0.28	$1.56	$1.13
Diluted	$0.56	$0.46	$0.28	$1.54	$1.12
Weighted average number of shares:
Basic	1,081	1,083	1,182	1,107	1,214
Diluted	1,093	1,093	1,190	1,116	1,226

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 30, 2016	July 31, 2016	October 25, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,406	$2,828	$4,797
Short-term investments	343	438	168
Accounts receivable, net	2,279	1,852	1,739
Inventories	2,050	2,026	1,833
Other current assets	275	255	724
Total current assets	8,353	7,399	9,261
Long-term investments	929	960	946
Property, plant and equipment, net	937	905	892
Goodwill	3,316	3,305	3,302
Purchased technology and other intangible assets, net	575	621	762
Deferred income taxes and other assets	478	509	145
Total assets	$14,588	$13,699	$15,308
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$200	$—	$1,200
Accounts payable and accrued expenses	2,056	1,800	1,833
Customer deposits and deferred revenue	1,376	1,164	765
Total current liabilities	3,632	2,964	3,798
Long-term debt	3,143	3,343	3,342
Other liabilities	596	573	555
Total liabilities	7,371	6,880	7,695
Total stockholders’ equity	7,217	6,819	7,613
Total liabilities and stockholders’ equity	$14,588	$13,699	$15,308

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Twelve Months Ended
	October 30, 2016	July 31, 2016	October 25, 2015	October 30, 2016	October 25, 2015
Cash flows from operating activities:
Net income	$610	$505	$336	$1,721	$1,377
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	100	97	96	389	371
Share-based compensation	51	48	46	201	187
Excess tax benefits from share-based compensation	(5)	(5)	(2)	(23)	(56)
Deferred income taxes	7	21	(159)	21	(134)
Other	18	5	(11)	38	53
Net change in operating assets and liabilities	16	310	165	119	(635)
Cash provided by operating activities	797	981	471	2,466	1,163
Cash flows from investing activities:
Capital expenditures	(88)	(50)	(53)	(253)	(215)
Cash paid for acquisitions, net of cash acquired	(11)	3	(2)	(16)	(4)
Proceeds from sales and maturities of investments	553	208	200	1,234	1,100
Purchases of investments	(443)	(483)	(202)	(1,390)	(1,162)
Cash provided by (used in) investing activities	11	(322)	(57)	(425)	(281)
Cash flows from financing activities:
Debt borrowings (repayments), net of issuance costs	—	(2)	2,581	(1,207)	2,581
Proceeds from common stock issuances and others	44	—	45	88	88
Common stock repurchases	(171)	(196)	(700)	(1,892)	(1,325)
Excess tax benefits from share-based compensation	5	5	2	23	56
Payments of dividends to stockholders	(108)	(108)	(119)	(444)	(487)
Cash provided by (used in) financing activities	(230)	(301)	1,809	(3,432)	913
Increase (decrease) in cash and cash equivalents	578	358	2,223	(1,391)	1,795
Cash and cash equivalents — beginning of period	2,828	2,470	2,574	4,797	3,002
Cash and cash equivalents — end of period	$3,406	$2,828	$4,797	$3,406	$4,797
Supplemental cash flow information:
Cash payments for income taxes	$13	$49	$149	$157	$407
Cash refunds from income taxes	$9	$1	$2	$113	$12
Cash payments for interest	$41	$34	$7	$151	$92

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q4 FY2016	Q3 FY2016	Q4 FY2015	FY 2016	FY 2015
New orders	$18	$50	$18	$192	$113

Unallocated net sales	$25	$65	$28	$157	$133
Unallocated cost of products sold and expenses	(160)	(170)	(65)	(538)	(523)
Share-based compensation	(51)	(48)	(46)	(201)	(187)
Certain items associated with terminated business combination	—	—	—	—	(50)
Gain on derivatives associated with terminated business combination, net	—	—	—	—	89
Total	$(186)	$(153)	$(83)	$(582)	$(538)
Additional Information

	Q4 FY2016		Q3 FY2016		Q4 FY2015
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	221	289	259	289	282	301
% of Total	7%	9%	7%	10%	12%	13%
Europe	212	256	212	124	155	172
% of Total	7%	8%	6%	5%	6%	7%
Japan	262	364	270	321	452	278
% of Total	9%	11%	7%	11%	19%	12%
Korea	432	632	689	472	207	239
% of Total	14%	19%	19%	17%	8%	10%
Taiwan	1,170	1,154	1,240	741	846	758
% of Total	39%	35%	34%	26%	35%	32%
Southeast Asia	84	161	139	303	100	143
% of Total	3%	5%	4%	11%	4%	6%
China	651	441	849	571	382	477
% of Total	21%	13%	23%	20%	16%	20%

Employees (In thousands)
Regular Full Time	15.6		15.2		14.6

Applied Materials, Inc.

	FY 2016		FY 2015
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales
United States	1,235	1,143	1,323	1,630
% of Total	10%	11%	13%	17%
Europe	774	615	576	642
% of Total	6%	6%	6%	7%
Japan	980	1,279	1,786	1,078
% of Total	8%	12%	18%	11%
Korea	2,286	1,883	1,709	1,654
% of Total	19%	17%	17%	17%
Taiwan	3,389	2,843	2,808	2,600
% of Total	27%	26%	28%	27%
Southeast Asia	847	803	430	432
% of Total	7%	7%	4%	4%
China	2,905	2,259	1,472	1,623
% of Total	23%	21%	14%	17%

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 30, 2016	July 31, 2016	October 25, 2015	October 30, 2016	October 25, 2015
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,399	$1,192	$959	$4,511	$3,952
Certain items associated with acquisitions[1]	42	42	42	167	162
Inventory charges (reversals) related to restructuring[3,4]	—	(1)	1	(2)	35
Other significant gains, losses or charges, net[6]	—	—	(2)	—	(2)
Non-GAAP adjusted gross profit	$1,441	$1,233	$1,000	$4,676	$4,147
Non-GAAP adjusted gross margin	43.7%	43.7%	42.2%	43.2%	42.9%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$777	$596	$423	$2,152	$1,693
Certain items associated with acquisitions[1]	47	47	47	188	185
Acquisition integration and deal costs	—	2	—	2	2
Gain on derivatives associated with terminated business combination, net	—	—	—	—	(89)
Certain items associated with terminated business combination[2]	—	—	—	—	50
Inventory charges (reversals) related to restructuring and asset impairments, net[3,4]	—	(1)	(1)	(3)	49
Other significant gains, losses or charges, net[5,6]	8	—	(13)	8	6
Non-GAAP adjusted operating income	$832	$644	$456	$2,347	$1,896
Non-GAAP adjusted operating margin	25.2%	22.8%	19.3%	21.7%	19.6%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis[7]	$610	$505	$336	$1,721	$1,377
Certain items associated with acquisitions[1]	47	47	47	188	185
Acquisition integration and deal costs	—	2	—	2	2
Gain on derivatives associated with terminated business combination, net	—	—	—	—	(89)
Certain items associated with terminated business combination[2]	—	—	—	—	50
Inventory charges (reversals) related to restructuring and asset impairments, net[3,4]	—	(1)	(1)	(3)	49
Impairment (gain on sale) of strategic investments, net	6	—	(2)	3	4
Loss on early extinguishment of debt	—	—	—	5	—
Other significant gains, losses or charges, net[5,6]	8	—	(13)	8	6
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items[7]	57	1	(18)	45	(110)
Income tax effect of non-GAAP adjustments[8]	(6)	(4)	(2)	(19)	(17)
Non-GAAP adjusted net income	$722	$550	$347	$1,950	$1,457

Applied Materials, Inc.

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	These items are incremental charges related to the terminated business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration planning costs.

3
Results for the three months ended July 31, 2016 and twelve months ended October 30, 2016 primarily included benefit from sales of solar equipment tools for which inventory had been previously reserved related to the cost reductions in the solar business.

4
Results for the three months ended October 25, 2015 included a $2 million favorable adjustment of restructuring reserves related to prior restructuring plans and $1 million of inventory charges related to cost reductions in the solar business. Results for fiscal 2015 primarily included $35 million of inventory charges and $17 million of restructuring charges and asset impairments related to cost reductions in the solar business, and a $2 million favorable adjustment of restructuring reserves related to prior restructuring plans.

5
Results for the three and twelve months ended October 30, 2016 included a loss of $8 million due to discontinuance of cash flow hedges that were probable not to occur by the end of the originally specified time period.

6	Results for the three and twelve months ended October 25, 2015 included immaterial correction of errors related to prior periods, partially offset by costs related to executive termination.

7
Amounts for fiscal 2016 and 2015 included resolution of prior years' income tax filings and other tax items. Amounts for fiscal 2015 included an adjustment to decrease the provision for income taxes by $28 million with a corresponding increase in net income, resulting in an increase in diluted earnings per share of $0.02. The adjustment was excluded in Applied's non-GAAP adjusted results and was made primarily to correct an error in the recognition of cost of sales in the U.S. related to intercompany sales, which resulted in overstating profitability in the U.S. and the provision for income taxes in immaterial amounts in each year since fiscal 2010.

8	These amounts represent non-GAAP adjustments above multiplied by the effective tax rate within the jurisdictions the adjustments affect.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	October 30, 2016	July 31, 2016	October 25, 2015	October 30, 2016	October 25, 2015
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis[1]	$0.56	$0.46	$0.28	$1.54	$1.12
Certain items associated with acquisitions	0.04	0.04	0.04	0.16	0.14
Certain items associated with terminated business combination	—	—	—	—	0.03
Gain on derivatives associated with terminated business combination, net	—	—	—	—	(0.05)
Restructuring, inventory charges and asset impairments	—	—	—	—	0.03
Other significant gains, losses or charges, net	0.01	—	(0.01)	0.01	0.01
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items[1]	0.05	—	(0.02)	0.04	(0.09)
Non-GAAP adjusted earnings per diluted share	$0.66	$0.50	$0.29	$1.75	$1.19
Weighted average number of diluted shares	1,093	1,093	1,190	1,116	1,226

1
Amounts for fiscal 2016 and 2015 included resolution of prior years' income tax filings and other tax items. Amounts for fiscal 2015 included an adjustment to decrease the provision for income taxes by $28 million with a corresponding increase in net income, resulting in an increase in diluted earnings per share of $0.02. The adjustment was excluded in Applied's non-GAAP adjusted results and was made primarily to correct an error in the recognition of cost of sales in the U.S. related to intercompany sales, which resulted in overstating profitability in the U.S. and the provision for income taxes in immaterial amounts in each year since fiscal 2010.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 30, 2016	July 31, 2016	October 25, 2015	October 30, 2016	October 25, 2015
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$667	$511	$318	$1,807	$1,410
Certain items associated with acquisitions[1]	46	45	47	184	178
Non-GAAP adjusted operating income	$713	$556	$365	$1,991	$1,588
Non-GAAP adjusted operating margin	33.5%	31.1%	24.4%	29.0%	25.9%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$193	$175	$160	$682	$630
Certain items associated with acquisitions[1]	—	1	—	1	1
Inventory charges related to restructuring[2]	—	—	—	—	3
Other significant gains, losses or charges, net[3]	—	—	(1)	—	(1)
Non-GAAP adjusted operating income	$193	$176	$159	$683	$633
Non-GAAP adjusted operating margin	27.8%	26.8%	26.0%	26.4%	25.9%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$103	$63	$28	$245	$191
Certain items associated with acquisitions[1]	—	—	—	—	3
Non-GAAP adjusted operating income	$103	$63	$28	$245	$194
Non-GAAP adjusted operating margin	22.8%	20.1%	11.9%	20.3%	20.6%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for the twelve months ended October 30, 2015 included $3 million of inventory charges related to cost reduction in the solar business.

3	Results for the three and twelve months ended October 25, 2015 included immaterial correction of errors related to prior periods, partially offset by costs related to executive termination.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	October 30, 2016	July 31, 2016
Operating expenses - GAAP basis	$622	$596
Certain items associated with acquisitions	(5)	(5)
Acquisition integration and deal costs	—	(2)
Other significant gains, losses or charges, net	(8)	—
Non-GAAP adjusted operating expenses	$609	$589

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 30, 2016
Provision for income taxes - GAAP basis (a)	$130
Reinstatement of federal R&D tax credit, resolutions of prior years’ income tax filings and other tax items	(57)
Income tax effect of non-GAAP adjustments	6
Non-GAAP adjusted provision for income taxes (b)	$79

Income before income taxes - GAAP basis (c)	$740
Certain items associated with acquisitions	47
Impairment of strategic investments, net	6
Other significant gains, losses or charges, net	8
Non-GAAP adjusted income before income taxes (d)	$801

Effective income tax rate - GAAP basis (a/c)	17.6%

Non-GAAP adjusted effective income tax rate (b/d)	9.9%